EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

School Specialty, Inc. 401(k) Plan

Greenville, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-102089, 333-102091, 333-64193, 333-90361, 333-140108, 333-155633 and 333-180003 on Form S-8 and No. 333-90597 on Form S-4 of our report dated June 28, 2012, appearing in this Annual Report on Form 11-K of the School Specialty, Inc. 401(k) Plan for the years ended December 31, 2011 and 2010.

/s/ SCHENCK SC

Certified Public Accountants

Green Bay, Wisconsin

June 28, 2012